UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 26, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 26, 2012, SBA Communications Corporation (the “Company”) posted a presentation on its website (www.sbasite.com) regarding the Company’s entrance into the Brazilian market through its acquisition of 800 freestanding wireless towers from Telefonica’s Brazilian subsidiary, Vivo S.A. A copy of the presentation is furnished as Exhibit 99.1.

Also on December 26, 2012, the Company issued a press release regarding the tower acquisition in Brazil. The press release is furnished as Exhibit 99.2.

Item 8.01 Other Events.

On December 26, 2012, the Company announced its launch of operations in Brazil through the acquisition, on December 20, 2012, of 800 freestanding wireless towers from Vivo S.A. for an aggregate purchase price of approximately R$362.8 million. The purchase price is payable from cash on hand and borrowings under the Company’s Revolving Credit Facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Presentation.

99.2	Press release issued by SBA Communications Corporation on December 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: December 26, 2012